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                         SIXTH AMENDMENT TO OFFICE LEASE

     This Sixth Amendment To Office Lease is entered into between Matco Enterprises, Inc., a Washington corporation, hereinafter referred to as "Landlord", and qad. inc., a California corporation, hereinafter referred to as "Tenant".

     This Sixth Amendment To Office Lease is made in reference to the following facts:

     A. Landlord and Tenant entered into an Office Lease dated November 30, 1992, for Suites I, K and L located at 5464 Carpinteria Avenue, Carpinteria, California, hereinafter "Office Lease".

     B. Landlord and Tenant entered into a First Amendment To Office Lease dated September 9, 1993, whereby Landlord leased Suites C and H to Tenant on the terms and conditions of the First Amendment To Office Lease.

     C. Landlord and Tenant entered into a Second Amendment To Office Lease dated January 14, 1994, whereby Landlord leased Suite J to Tenant on the terms and conditions of the Second Amendment To Office Lease.

     D. Landlord and Tenant entered into a Third Amendment To Office Lease dated January 14, 1994, whereby Landlord leased Room B in the basement and temporarily leased Room C in the basement on the terms and conditions of the Third Amendment To Office Lease.

     E. Landlord and Tenant entered into a Fourth Amendment to Office Lease dated February 15, 1994, whereby Landlord and Tenant agreed the Office Lease would terminate as to Suite H only.

     F. Landlord and Tenant entered into a Fifth Amendment to Office Lease dated September 12, 1994, whereby Landlord leased Suites G and E to Tenant on the terms and conditions of the Fifth Amendment to Office Lease.

     G. The Tenant desires to lease additional space at 5464 Carpinteria Avenue, Suites A, B, D, F, H, and Basement Room A, specifically, and Landlord has agreed to lease Suites A, B, D, F, H and Basement Room A on the terms and conditions of this Sixth Amendment to Office Lease.


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     IT IS AGREED:

     1. ADDITIONAL LEASED PREMISES.

     The Additional Leased Premises hereunder is Suites A, B, D, F, H and Basement Room A located at 5464 Carpinteria Avenue, in the City of
Carpinteria, County of Santa Barbara, State of California, and identified on the floor plan attached hereto as Exhibit "A". Said Additional Leased
Premises contain 5,356 net rentable square feet in Suite A, 2,752 net rentable square feet in Suite B, 3,518 net rentable square feet in Suite D, 3,044 net rentable square feet in Suite F, 1,394 net rentable square feet in Suite H, and 1920 net rentable square feet in Basement Room A. The reference to the term Premises in the Office Lease shall also apply to the Additional
Leased Premises as used in this Sixth Amendment To Office Lease.

     2. TERM OF LEASE FOR SUITES A, B, D, F, AND H.

     The term of this Lease as to Suites A, B, D, F, and H shall commence January 1, 1997 and shall terminate five (5) years after commencement, subject to extension pursuant to the provisions of Paragraph 7(g). Tenant acknowledges that the term of the Office Lease as to Suites A, B, D, F, and H shall extend beyond the term of the Office Lease as to other suites lease thereunder.

     3. TERM OF LEASE FOR BASEMENT ROOM A.

     The term of this Lease as to Basement Room A shall commence December 1, 1996 and shall terminate five (5) years and one (1) month after commencement, subject to extension pursuant to the provisions of Paragraph 7(g). Tenant acknowledges that the term of the Office Lease as to Basement Room A shall extend beyond the term of the Office Lease as to other suites lease thereunder.

     4. RENT FOR SUITES A, B, D, F, AND H.

     (a) Tenant shall pay to Landlord, as minimum monthly rent without deduction, set off, prior notice or demand, an amount equal to the product of the "Rental Rate", times the "Square Footage - Suite A, B, D, F and H". As used herein, the term "Rental Rate" is the same as the monthly charge per square foot of net rentable Square Footage for Suites I, K, L, C, H and J (currently $1.275 per square foot of net rentable Square Footage which is subject to cost of living adjustment). As used herein, the term "Square Footage - Suites A, B, D, F and H" shall mean 16,064 net rentable square footage in Suites A, B, D, F & H. The rent provided for herein shall be

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paid in advance on the first (1st) day of each month commencing on date of commencement of the term of the Lease for the Additional Leased Premises and continuing during the five (5) year term of this Lease as to Suites A, B, D, F, and H, which rent shall be in addition to rent provided for in the Office Lease, and the First, Second, Third, Fourth and Fifth Amendments to Office Lease.

     (b) The monthly rent shall be subject to adjustments as provided for in Paragraph 5(b) of the Office Lease.

     5. RENT FOR BASEMENT ROOM A.

     (a) Tenant shall pay to Landlord, as minimum monthly rent without deduction, set off, prior notice or demand, the sum of $1,920.00 (One Thousand Nine Hundred Twenty Dollars) ($1.00/per square foot x 1920 of net rentable square footage for Basement Room A) together with an amount to amortize the cost of leasehold improvements for Basement Room A as set forth in Paragraph 5(c). The rent provided for herein shall be paid in advance on the first day of each month commencing on date of commencement of the term of the Lease for the Additional Leased Premises and continuing during the five
(5) year and one (1) month term of this lease as to Basement Room A, which rent shall be in addition to rent provided for in the Office Lease, and the First, Second, Third, Fourth and Fifth Amendments to Office Lease.

     (b) The minimum monthly rent shall be subject to adjustments as provided for in Paragraph 5(b) of the Office Lease commencing with the adjustment scheduled for January 1, 1998.

     (c) Commencing with the first (1st) day of the month following the substantial completion of the tenant improvements for Basement Room A, the rent as to Basement Room A shall be increased by an amount equal to the total cost of the leasehold improvements for Basement Room A divided by the number of months remaining on the term of the Lease as to Basement Room A as of the first (1st) of the month following substantial completion of the improvements for Basement Room A.

     6. PAYMENT OF FIRST MONTH'S RENT.

     Simultaneously with the execution of the Sixth Amendment To Office Lease, Tenant shall deposit with the Landlord $33,192.00 (Thirty-Three Thousand One Hundred Ninety-Two Dollars) representing the first month's rent for the Additional Leased Premises, Suites A, B, D, F, H and


                                    3.

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Basement Room A, and the sum of $10,790.40 (Ten Thousand Seven Hundred Ninety
Dollars and Forty Cents) representing the payment towards the first (1st) month's operating costs and real property taxes.

     7. PROPERTY TAXES AND OPERATING COSTS.

     Tenant shall pay monthly to Landlord as additional rent its proportionate share of property taxes, and operating costs which shall be computed in the manner provided for in Paragraphs 8, 9 and 10 of the Office Lease, taking into account the additional net rentable square footage occupied by the Tenant in the Additional Leased Premises.

     8. TENANT IMPROVEMENTS.

     Tenant improvements for the Additional Leased Premises, Suites A, B, D, F, H, and Basement Room A, shall be completed according to the following terms and conditions:

          (a) Tenant shall provide Landlord with plans and specifications for the Tenant improvements for Suites A, B, D, F, H, and Basement Room A. Landlord shall have the right to approve said plans and related specifications, which approval shall not be unreasonably withheld. Landlord shall cause the construction of the Tenant improvements pursuant to said approved plans and related specifications.

          (b) Landlord shall bear the cost of such Tenant improvements up to an amount equal to $10 per square foot of net rentable space of Suites A, B, D, F, and H, 16,064 square feet, for a total tenant improvement allowance for Suites A, B, D, F, and H of $160,640.00 (One Hundred Sixty Thousand Six Hundred Forty Dollars). The cost of tenant improvement for Suites A, B, D, F, and H in excess of $160,640.00 (One Hundred Sixty Thousand Six Hundred Forty Dollars) shall be borne by Tenant and shall be paid upon substantial completion of the Tenant improvements. The cost of the Tenant improvements shall include all "hard" and "soft" cost associated with the construction of the Tenant improvements as those terms are defined in Paragraph 1(b) of the Office Lease. Landlord shall complete the Tenant improvements in a good and workmanlike manner.

          (c) Landlord shall bear the cost of such Tenant improvements for Basement Room A, subject to amortization of these improvement costs as additional rent for Basement Room A pursuant to Paragraph 5(c). The cost of the Tenant improvements shall include all "hard" and


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"soft" cost associated with the construction of the Tenant improvements as those terms are defined in Paragraph 1(b) of the Office Lease. Landlord shall complete the Tenant improvements in a good and workmanlike manner.

          (d) Tenant shall not be entitled to any Tenant improvement allowance if the Tenant improvements are not requested, and plans and specifications provided to Landlord prior to December 31, 1999.

          (e) The construction of Tenant improvements for the Additional Leased Premises pursuant to this Sixth Amendment to Office Lease shall be done in not more than two phases.

          (f) During the period of construction of Tenant improvements, rent shall be abated on the portion of the Additional Leased Premises, Suites A,B,D,F,H, and/or Basement Room A for which Tenant improvements are being constructed, for a period not to exceed sixty (60) days from the date construction starts on the Tenant improvements. Rent, on the portion of the Additional Leased Premises for which Tenant improvements are being constructed, shall recommence sixty (60) days from the start of construction or upon the written notice from Landlord to Tenant of the substantial completion of the Tenant improvements for that suite or suites, whichever shall first occur.

          (g) The sum of the number of days of rent abatement for each phase of construction of Tenant improvements divided by the number of phases in which Tenant improvements are constructed shall be referred to herein as the Average Rent Abatement Period. The term of the Lease shall be extended by the number of days equal to the Average Rent Abatement Period.

     9.   DELETION OF RIGHT OF FIRST REFUSAL TO LEASE.

     The right of first refusal to lease provided for in Paragraph 14 of the Office Lease dated November 30, 1992, is deleted in its entirety and shall be of no further force and effect.

     10.  MODIFIED OPTION TO RENEW.

     The option to renew lease provided for in Paragraph 16 of the Office Lease dated November 30, 1992, is deleted in its entirety and replaced with the following:

          (a) Provided that Tenant is not in default on any term of the Office Lease dated November 30, 1992, and the Amendments thereto, Tenant shall have the option to renew the Lease

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as to Suites I,K,L,C,J and Basement Room B for four (4) renewal periods. The first three (3) renewal periods (which would, if exercised, commence on March 9, 1998, March 9, 1999 and March 9, 2000, respectively) shall be for a period of one (1) year each. The fourth (Th) renewal period (which would, if exercised, commence on March 9, 2001) shall be for a period of two (2) years. Tenant shall notify Landlord in writing of its exercise of the first one (1) year renewal option at least 180 (one hundred eighty) days prior to the expiration of the initial Lease term, and for each subsequent renewal period, Tenant shall notify Landlord in writing of its exercise of the next renewal option at least 180 (one hundred eighty) days prior to the expiration of the then current renewal period. The rental rate for each renewal period shall be at the then current market rate, or the rental rate of the previous year together with the CPI adjustment, pursuant to Paragraph 5(b) of the Office Lease, whichever is greater. All other terms of the Lease shall remain the same during the renewal period.

          (b) Provided Tenant is not in default on any term of the Office Lease dated November 30, 1992, and any Amendments thereto, Tenant shall have the option to renew the Lease as to Suites E and G for three (3) renewal periods. The first (1st) renewal period (which would, if exercised, commence on August 11, 1999 and September 11, 1999 for Suites G and E, respectively) shall be for a period of one (1) year. The second (2nd) renewal period (which would, if exercised, commence on August 11, 2000 and September 11, 2000 for Suites G and E, respectively) shall be for a period of two (2) years. The third (3rd) renewal period (which would, if exercised, commence on August 11, 2002 and September 11, 2002 for Suites G and E, respectively) shall be for period of two (2) years.

          Tenant shall notify Landlord in writing of its exercise of the first one (1) year renewal option at least 180 (one hundred eighty) days prior to the expiration of the initial Lease term, and for each subsequent renewal period, Tenant shall notify Landlord in writing of its exercise of the next renewal option at least 180 (one hundred eighty) days prior to the expiration of the then current renewal period. The rental rate for each renewal period shall be at the then current market rate, or the rental rate of the previous year together with the CPI adjustment, pursuant to Paragraph 5(b) of the Office Lease, whichever is greater. All other terms of the Lease shall remain the same during the renewal period.

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          (c)  Provided Tenant is not in default on any term of the Office
Lease dated November 30, 1992 and any Amendments thereto, Tenant shall have the option to renew the Lease, after the expiration of the term including any extension for rent abatement pursuant to Paragraph 7(g), as to Suites A,B,D,F,H and Basement Room A for four (4) renewal periods. The first (1st) renewal period shall be for a period of two (2) years. The last three renewal periods shall be for one (1) year each.

          Tenant shall notify Landlord in writing of its exercise of the first one (1) year renewal option at least 180 (one hundred eighty) days prior to the expiration of the initial Lease term, and for each subsequent renewal period, Tenant shall notify Landlord in writing of its exercise of the next renewal option at least 180 (one hundred eighty) days prior to the expiration of the then current renewal period. The rental rate for each renewal period shall be at the then current market rate, or the rental rate of the previous year together with the CPI adjustment, pursuant to Paragraph 5(b) of the Office Lease, whichever is greater. All other terms of the Lease shall remain the same during the renewal period.

     11.  CONTROL OF BUILDING.

     So long as Tenant remains the sole Tenant of the building at 5464 Carpinteria Avenue, Carpinteria, California, Tenant shall have the right to install, as part of the leasehold improvements, a perimeter security system, subject to the approval by Landlord pursuant to the Landlord's authority to approve Tenant improvements. Tenant shall supply access codes or devices to Landlord's property manager, Landlord's president, and Landlord's janitorial service in order that they may carry out their rights and obligations of inspection and maintenance.

     12.  ADDITIONAL TERMS.

     Except where inconsistent with this Sixth Amendment To Office Lease, the terms and conditions of the Office Lease, as amended in the First, Second, Third, Fourth, and Fifth Amendments to Office Lease, shall apply equally to the Additional Leased Premises, as to the remainder of the building.

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     IN WITNESS WHEREOF, the parties have executed this Sixth Amendment To
Office Lease on October 30, 1996.

LANDLORD:                              MATCO ENTERPRISES, INC., a
                                       Washington corporation


                                       By /s/ Meriko Tamaki
                                          ----------------------------------
                                          MERIKO TAMAKI, formerly known as
                                          Meriko Tamaki Wong, President

TENANT:                                qad. inc


                                       By /s/ Karl Lopker
                                          /s/ Douglas Marsh
                                          ----------------------------------
                                          KARL LOPKER, CEO

APPROVED AS TO FORM AND CONTENT:

THE WILLIAM HERBERT COMPANY


By /s/ William Pintard
   ----------------------------------
   WILLIAM PINTARD



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